Exhibit 23.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this filing on Form 8-K/A, of my report dated December 15, 2006 (included in exhibits to such filing) on the financial statements of Consolidated Restaurants Limited LLC for the years and period ended December 31, 2004, 2005 and October 1, 2006.

RONALD R. CHADWICK, P.C.

Aurora, Colorado

July 11, 2007